Exhibit 99.1

Pivotal Reports Third Quarter Fiscal Year 2019 Financial Results

•                  Subscription revenue grew 53% year over year; Total revenue grew 30% year over year

•                  Subscription customers increased to 368; 17% growth year over year

•                  Dollar-based net expansion rate of 150%

SAN FRANCISCO — December 11, 2018 — Pivotal Software, Inc. (NYSE: PVTL), a leading cloud-native platform provider, today reported results for the fiscal 2019 third quarter ended November 2, 2018.

“We generated strong revenue growth in our third quarter and continued to deliver innovative products across our portfolio. We also saw meaningful transactions with both new and existing customers as organizations across industries continue to choose Pivotal as their strategic partner for digital transformation,” said Rob Mee, CEO of Pivotal Software. “While enterprises face a fast moving market environment and a complex technology landscape, we remain confident that our unique combination of Pivotal Cloud Foundry and Labs provide customers with a proven model to innovate and modernize at scale.”

Third Quarter Fiscal Year 2019 Financial Results

Revenue: Subscription revenue was $100.8 million, an increase of 53% year over year. Total revenue was $168.1 million, an increase of 30% year over year.

Operating Loss: GAAP operating loss was $35.9 million, or 21% of total revenue, compared to a loss of $36.5 million in Q3 of last year. Non-GAAP operating loss was $14.8 million, or 9% of total revenue, compared to a loss of $25.0 million year over year.

Net Loss: GAAP net loss was $34.9 million, compared to a loss of $39.3 million year over year. GAAP net loss per share was $0.13, compared to a loss of $0.57 in Q3 of last year. Non-GAAP net loss was $13.8 million, compared to a loss of $27.9 million year over year. Non-GAAP net loss per share was $0.05, compared to a loss of $0.13 in Q3 of last year.

Cash Flow: Operating cash flow for the quarter was negative $36.2 million compared to negative operating cash flow of $39.8 million in Q3 of last year.

Cash and cash equivalents were $664.8 million as of November 2, 2018.

Recent Business Highlights

•                  Subscription customers grew 17% year over year to 368 in Q3

•                  Dollar-based net expansion rate was 150%

•                  Released new features to Pivotal Cloud Foundry to help enterprises achieve meaningful business outcomes through the continuous delivery of high-quality software and simplification of operations including:

•                  PAS 2.3 added greater support for the .NET Framework and simplifies how development teams securely share data across microservices

•                  PKS 1.2 expanded multi-cloud support to include AWS and includes the latest Kubernetes release maintaining constant compatibility with Google Kubernetes Engine

•                  PKS winner of CRN’s 2018 Tech Innovator award

Financial Outlook

For the fourth quarter of fiscal 2019, Pivotal currently expects:

•                  Subscription revenue of $109.5 to $110.5 million

•                  Total revenue of $169 to $171 million

•                  Non-GAAP loss from operations of $26 to $25 million

•                  Non-GAAP net loss per share of 10¢ to 9¢ assuming weighted average shares outstanding of approximately 264 million

For the full fiscal year 2019, Pivotal currently expects:

•                  Subscription revenue of $398 to $399 million

•                  Total revenue of $657 to $659 million

•                  Non-GAAP loss from operations of $76.5 to $75.5 million

•                  Non-GAAP net loss per share of 32¢ to 31¢, assuming weighted average shares outstanding of approximately 251 million

Pivotal has not reconciled these forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

Pivotal will host a conference call at 2:00pm PDT (5:00pm EDT) today to discuss our financial results. A live audio webcast of the conference call will be accessible on Pivotal’s investor relations web page at https://pivotal.io/investors. A replay of the webcast will be available following the conference call.

About Pivotal

Pivotal combines our cloud-native platform, developer tools, and unique methodology to help the world’s largest companies transform the way they build and run their most important applications. Our technology is used by Global 2000 companies to achieve strategic advantages in software development and IT operations. Learn more at pivotal.io.

Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Key Metric Definitions

Subscription Customers: Pivotal defines the number of subscription customers as the organizations that have a subscription contract for Pivotal’s software resulting in at least $50,000 of annual revenue in that period.

Dollar-Based Net Expansion Rate: Pivotal’s dollar-based net expansion rate compares its subscription revenue from a common group of customers across comparable periods. Pivotal calculates its dollar-based net expansion rate for all periods on a trailing four-quarter basis.

Forward-Looking Statements

This press release contains statements relating to Pivotal’s expectations, projections, beliefs, and prospects (including statements regarding Pivotal’s financial outlook), which are “forward-looking statements” within the meaning of the federal securities laws and by their nature are uncertain. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to: (i) Pivotal’s limited operating history as an independent company, which makes it difficult to evaluate Pivotal’s prospects; (ii) the substantial losses Pivotal has incurred and the risks of not being able to generate sufficient revenue to achieve and sustain profitability; (iii) Pivotal’s future success depending in large part on the growth of Pivotal’s target markets; (iv) Pivotal’s future growth depending largely on Pivotal Cloud Foundry and Pivotal’s platform-related services; (v) Pivotal’s subscription revenue growth rate not being indicative of Pivotal’s future performance or ability to grow; (vi) Pivotal’s business and prospects being harmed if customers do not renew their subscriptions or expand their use of Pivotal’s platform; (vii) any failure by Pivotal to compete effectively; (viii) Pivotal’s long and unpredictable sales cycles that vary seasonally and which can cause significant variation in the number and size of transactions that can close in a particular quarter; (ix) Pivotal’s lack of control of and inability to predict the future course of open-source technologies, including those used in Pivotal Cloud Foundry; and (x) any security or privacy breaches. All information set forth in this release is current as of the date of this release. These forward-looking statements are based on current expectations and are subject to uncertainties, risks, assumptions, and changes in condition, significance, value and effect as well as other risks disclosed previously and from time to time in documents filed by us with the U.S. Securities and Exchange Commission (SEC), including Pivotal’s prospectus dated April 19, 2018, and filed pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended. Additional information will be made available in Pivotal’s quarterly report on Form 10-Q and other future reports that Pivotal may file with the SEC, which could cause actual results to vary from expectations. Pivotal disclaims any obligation to, and does not currently intend to, update any such forward-looking statements, whether written or oral, that may be made from time to time except as required by law.

Pivotal Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts); (unaudited)

	Three Months Ended		Nine Months Ended
	November 2,	November 3,	November 2,	November 3,
	2018	2017	2018	2017
Revenue:
Subscription	$100,775	$66,050	$288,390	$184,039
Services	67,368	62,922	199,896	192,153
Total revenue	168,143	128,972	488,286	376,192
Cost of revenue:
Subscription	7,813	7,627	24,047	22,743
Services	53,179	47,875	157,470	148,136
Total cost of revenue	60,992	55,502	181,517	170,879
Gross profit	107,151	73,470	306,769	205,313
Operating expenses:
Sales and marketing	70,620	54,295	210,308	159,327
Research and development	51,880	40,232	143,309	119,911
General and administrative	20,546	15,405	57,979	49,182
Total operating expenses	143,046	109,932	411,596	328,420
Loss from operations	(35,895)	(36,462)	(104,827)	(123,107)
Other income (expense), net	1,866	(2,101)	2,412	530
Loss before provision for income taxes	(34,029)	(38,563)	(102,415)	(122,577)
Provision for income taxes	776	786	549	3,618
Net loss	(34,805)	(39,349)	(102,964)	(126,195)
Less: Net loss (income) attributable to non-controlling interest	(45)	—	(8)	(84)
Net loss attributable to Pivotal	$(34,850)	$(39,349)	$(102,972)	$(126,279)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.57)	$(0.50)	$(1.85)
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, basic and diluted	258,408	68,753	207,072	68,345

Pivotal Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands); (unaudited)

	November 2,	February 2,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$664,804	$73,012
Accounts receivable, less allowance for doubtful accounts of $4,920 and $3,264 as of November 2, 2018 and February 2, 2018, respectively	163,848	210,677
Due from Parent	1,459	31,096
Deferred sales commissions, current	32,891	38,937
Other assets, current	16,498	13,012
Total current assets	879,500	366,734
Property, plant and equipment, net	28,799	31,985
Intangible assets, net	20,120	26,651
Goodwill	696,226	696,226
Deferred income taxes	255	463
Deferred sales commissions, noncurrent	24,238	24,890
Other assets, noncurrent	4,416	6,448
Total assets	$1,653,554	$1,153,397
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$15,344	$17,214
Due to Parent	11,172	15,451
Accrued expenses	46,860	64,251
Income taxes payable	1,396	1,748
Deferred revenue, current	246,136	260,341
Other liabilities, current	10,274	1,109
Total current liabilities	331,182	360,114
Deferred revenue, noncurrent	60,946	57,126
Deferred income taxes	111	427
Debt, noncurrent	—	20,000
Other liabilities, noncurrent	8,980	7,931
Total liabilities	401,219	445,598
Redeemable convertible preferred stock	—	1,248,327
Stockholders’ equity (deficit):
Class A common stock	867	43
Class B common stock	1,755	650
Additional paid-in capital	2,489,039	595,113
Accumulated deficit	(1,245,572)	(1,142,600)
Accumulated other comprehensive income	5,526	5,554
Total Pivotal stockholders’ equity (deficit)	1,251,615	(541,240)
Non-controlling interest	720	712
Total stockholders’ equity (deficit)	1,252,335	(540,528)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$1,653,554	$1,153,397

Pivotal Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands); (unaudited)

	Three Months Ended		Nine Months Ended
	November 2,	November 3,	November 2,	November 3,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(34,805)	$(39,349)	$(102,964)	$(126,195)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,470	5,659	13,824	16,732
Stock-based compensation expense	19,428	8,525	49,233	19,934
Provision for doubtful accounts	1,742	80	2,361	80
Deferred income taxes	258	106	(147)	315
Gain on sale of investment	—	—	(3,234)	—
Other	30	(5)	1,491	850
Changes in assets and liabilities:
Accounts receivable	(32,445)	438	43,895	14,202
Due from Parent	273	(658)	37	(658)
Deferred sales commissions	2,425	782	6,697	3,806
Other assets	(301)	3,404	(2,758)	(342)
Accounts payable	(1,494)	9,301	(2,041)	13,941
Due to Parent	(152)	(10,896)	(3,337)	(34,024)
Deferred revenue	365	(7,826)	(10,189)	(15,600)
Accrued expenses	27	(9,458)	(16,186)	4,010
Other liabilities	4,011	95	9,970	2,181
Net cash provided by (used in) operating activities	(36,168)	(39,802)	(13,348)	(100,768)
Cash flows from investing activities:
Additions to property, plant and equipment	(2,877)	(2,591)	(6,929)	(11,049)
Proceeds from sale of investment	—	—	3,234	—
Net cash used in investing activities	(2,877)	(2,591)	(3,695)	(11,049)
Cash flows from financing activities:
Proceeds from the initial public offering, net of issuance costs paid	—	—	544,674	—
Proceeds from the issuance of common stock	32,428	2,615	41,852	6,550
Contribution from DellEMC	—	—	41,277	25,800
Borrowings on credit facility	—	(855)	15,000	(855)
Repayments on credit facility	—	—	(35,000)	—
Net cash provided by financing activities	32,428	1,760	607,803	31,495
Effect of exchange rate changes on cash and cash equivalents	(287)	476	1,032	(1,322)
Net increase (decrease) in cash and cash equivalents	(6,904)	(40,157)	591,792	(81,644)
Cash and cash equivalents at beginning of period	671,708	92,386	73,012	133,873
Cash and cash equivalents at end of period	$664,804	$52,229	$664,804	$52,229

Pivotal Software, Inc.

GAAP to Non-GAAP Reconciliation

(in thousands, except percentages and per share amounts); (unaudited)

	Three Months Ended November 2, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$7,813	$(404)	$(340)	$—	$7,069
Subscription gross margin	92.2%	0.4%	0.3%	—%	93.0%
Cost of services revenue	53,179	(4,248)	—	—	48,931
Services gross margin	21.1%	6.3%	—%	—%	27.4%
Gross profit	107,151	4,652	340	—	112,143
Gross margin	63.7%	2.8%	0.2%	—%	66.7%
Sales and marketing	70,620	(5,854)	(909)	—	63,857
Research and development	51,880	(5,521)	—	—	46,359
General and administrative	20,546	(3,401)	(383)	—	16,762
Total operating expenses	143,046	(14,776)	(1,292)	—	126,978
Loss from operations	(35,895)	19,428	1,632	—	(14,835)
Operating margin	(21.3)%	11.6%	1.0%	—%	(8.8)%
Other income (expense), net	1,866	—	—	—	1,866
Net loss attributable to Pivotal	$(34,850)	$19,428	$1,632	$—	$(13,790)
Net loss per share, basic and diluted (1)	$(0.13)				$(0.05)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 258,408 basic and diluted weighted average shares outstanding of common stock.

	Three Months Ended November 3, 2017
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$7,627	$(162)	$(1,318)	$—	$6,147
Subscription gross margin	88.5%	0.2%	2.0%	—%	90.7%
Cost of services revenue	47,875	(2,055)	—	—	45,820
Services gross margin	23.9%	3.3%	—%	—%	27.2%
Gross profit	73,470	2,217	1,318	—	77,005
Gross margin	57.0%	1.7%	1.0%	—%	59.7%
Sales and marketing	54,295	(2,574)	(1,232)	—	50,489
Research and development	40,232	(2,355)	—	—	37,877
General and administrative	15,405	(1,379)	(359)	—	13,667
Total operating expenses	109,932	(6,308)	(1,591)	—	102,033
Loss from operations	(36,462)	8,525	2,909	—	(25,028)
Operating margin	(28.3)%	6.6%	2.3%	—%	(19.4)%
Other income (expense), net	(2,101)	—	—	—	(2,101)
Net loss attributable to Pivotal	$(39,349)	$8,525	$2,909	$—	$(27,915)
Net loss per share, basic and diluted (1)	$(0.57)				$(0.13)

(1) GAAP net loss per common share calculated based upon 68,753 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 216,632 basic and diluted weighted average shares outstanding of common stock.

	Nine Months Ended November 2, 2018
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$24,047	$(1,042)	$(1,204)	$—	$21,801
Subscription gross margin	91.7%	0.4%	0.4%	—%	92.4%
Cost of services revenue	157,470	(10,726)	—	—	146,744
Services gross margin	21.2%	5.4%	—%	—%	26.6%
Gross profit	306,769	11,768	1,204	—	319,741
Gross margin	62.8%	2.4%	0.2%	—%	65.5%
Sales and marketing	210,308	(15,112)	(2,724)	—	192,472
Research and development	143,309	(13,771)	—	—	129,538
General and administrative	57,979	(8,582)	(1,149)	—	48,248
Total operating expenses	411,596	(37,465)	(3,873)	—	370,258
Loss from operations	(104,827)	49,233	5,077	—	(50,517)
Operating margin	(21.5)%	10.1%	1.0%	—%	(10.3)%
Other income (expense), net	2,412	—	—	(3,234)	(822)
Net loss attributable to Pivotal	$(102,972)	$49,233	$5,077	$(3,234)	$(51,896)
Net loss per share, basic and diluted (1)	$(0.50)				$(0.21)

(1) GAAP net loss per common share calculated based upon 207,072 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 246,615 basic and diluted weighted average shares outstanding of common stock.

	Nine Months Ended November 3, 2017
	GAAP	Stock-based compensation expense	Amortization of acquired intangibles	Gain on sale of investment	Non-GAAP
Cost of subscription revenue	$22,743	$(342)	$(3,936)	$—	$18,465
Subscription gross margin	87.6%	0.2%	2.1%	—%	90.0%
Cost of services revenue	148,136	(4,560)	—	—	143,576
Services gross margin	22.9%	2.4%	—%	—%	25.3%
Gross profit	205,313	4,902	3,936	—	214,151
Gross margin	54.6%	1.3%	1.0%	—%	56.9%
Sales and marketing	159,327	(5,926)	(3,701)	—	149,700
Research and development	119,911	(5,439)	—	—	114,472
General and administrative	49,182	(3,667)	(1,069)	—	44,446
Total operating expenses	328,420	(15,032)	(4,770)	—	308,618
Loss from operations	(123,107)	19,934	8,706	—	(94,467)
Operating margin	(32.7)%	5.3%	2.3%	—%	(25.1)%
Other income (expense), net	530	—	—	—	530
Net loss attributable to Pivotal	$(126,279)	$19,934	$8,706	$—	$(97,639)
Net loss per share, basic and diluted (1)	$(1.85)				$(0.45)

(1) GAAP net loss per common share calculated based upon 68,345 basic and diluted weighted average shares outstanding of common stock. Non-GAAP net loss per common share calculated based upon 216,224 basic and diluted weighted average shares outstanding of common stock.

Pivotal Software, Inc.

GAAP to Non-GAAP Weighted Average Shares Outstanding Reconciliation

(in thousands); (unaudited)

	Three Months Ended		Nine Months Ended
	November 2,	November 3,	November 2,	November 3,
	2018	2017	2018	2017
GAAP weighted average shares outstanding, basic and diluted	258,408	68,753	207,072	68,345
Assumed preferred stock conversion	—	147,879	39,543	147,879
Non-GAAP weighted average shares outstanding, basic and diluted	258,408	216,632	246,615	216,224

About Non-GAAP Financial Measures

To supplement Pivotal’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Pivotal provides investors with certain non-GAAP financial measures, including but not limited to: non-GAAP cost of subscription, non-GAAP cost of services, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP weighted average shares outstanding. Certain of these non-GAAP financial measures exclude stock-based compensation, amortization of intangible assets and gain on sale of investment. For more information on the comparable GAAP to non-GAAP financial measures, please see the reconciliation table included with this release.

Management believes non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. Management also believes that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Pivotal to other companies some of which use similar non-GAAP financial measures to supplement their GAAP results.

Management believes non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies.

Pivotal excludes stock-based compensation because it is non-cash in nature and excludes it in order to facilitate comparisons to other companies’ results. Pivotal excludes amortization of intangible assets because it is consistent with how management evaluates operating results and prepares financial plans and forecasts. While the purchase accounting for an acquisition reflects the accounting value assigned to intangible assets, management believes the GAAP impact of acquired intangible assets is not representative of long term operating results. Pivotal excludes gains/losses on sales of strategic investments because management believes these are more reflective of discrete events and less reflective of results in a particular period.

Source: Pivotal Investor Relations

Pivotal Software

Investor Contact:

Helyn Corcos

hcorcos@pivotal.io

or

Media Contact:

press@pivotal.io

©2018 Pivotal Software, Inc. All rights reserved. Pivotal is a trademark and/or registered trademark of Pivotal Software, Inc. in the United States and/or other countries.